VANECK ETF TRUST

AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws (“Bylaws”) may contain any provision not inconsistent with applicable Investment Company Act of 1940, as amended (“1940 Act”), rules and regulations, Delaware law, other applicable law or the Amended and Restated Agreement and Declaration of Trust (the “Trust Instrument”), relating to the governance of the VanEck ETF Trust (the “Trust”). Each Shareholder (as such term is defined in the Trust Instrument), by virtue of having become a Shareholder, shall be bound by these Bylaws.

ARTICLE I

OFFICES

Section 1.1. Principal Office. The principal office of the Trust in the State of Delaware shall be located at such place as the Board of Trustees may designate.

Section 1.2. Additional Offices. The Trust may have additional offices, including a principal executive office, at such places within or outside the State of Delaware as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1. Place. All meetings of Shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting.

Section 2.2. Annual Meeting. There shall be no annual meetings of Shareholders for the election of trustees of the Trust (the “Trustees”) or the transaction of any other business except as required by the 1940 Act or other applicable federal law, or as otherwise determined by the Trustees, in their sole discretion.

Section 2.3. Special Meetings. The chairman of the Board of Trustees, president, chief executive officer or Board of Trustees may call a special meeting of the Shareholders. A special meeting of Shareholders shall also be called by the secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. The secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

Section 2.4. Notice. Not less than ten nor more than 60 days before each meeting of Shareholders, the secretary shall give to each Shareholder entitled to vote at such meeting notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, (i) by hand delivery, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and given or addressed to the Shareholder at the address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent, or (ii) through a press release or other broadly disseminated means of communication, subject to any applicable requirements of federal law and Delaware law. Notice shall be deemed to have been given at the time when delivered personally, when deposited in the mail or with an overnight courier or when sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication as otherwise provided herein. No business shall be transacted at a special meeting of Shareholders except as specifically designated in the notice.

Section 2.5. Organization and Conduct. Every meeting of Shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment, by the chairman of the Board of Trustees or, in the case of a vacancy in the office or absence of the chairman of the Board of Trustees, by the President of the Trust or, in his absence, a Vice President of the Trust or, in the absence of any of the foregoing officers, any other officer of the Trust. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any Shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.6. Quorum. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast one-third of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Trust Instrument for the vote necessary for the adoption of any specific measure under Delaware law. Any meeting may be adjourned from time to time by the chairman, the Trustees (or their designees) or a majority of the votes properly cast upon the question of adjourning a meeting, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

The Shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. One Share (as such term is defined in the Trust Instrument) shall constitute one vote for purposes of voting.

Section 2.7. Voting. A plurality of all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to be voted. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Trust Instrument. Unless otherwise provided in the Trust Instrument, each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. One Share shall constitute one vote for purposes of voting.

Section 2.8. Proxies. A Shareholder may cast the votes entitled to be cast by the Shares owned of record by the Shareholder in person or by proxy authorized by the Shareholder or by the Shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. Every proxy must be authorized in a manner permitted by the Delaware General Corporate Law. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 2.9. Voting of Shares by Certain Holders. Shares registered in the name of a partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Share pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Share. Any trustee or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares directly or indirectly owned by the Trust shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by the Trust in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any Shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the Share transfer books, the time after the record date or closing of the Share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified Shares in place of the Shareholder who makes the certification.

Section 2.10. Inspectors. The Board of Trustees, in advance of any meeting, shall, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot, any requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Shareholder or proxy holder.

Section 2.12. Meetings by Remote Communication. To the extent permitted by the Board of Trustees or the chairman of the meeting, Shareholders may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III

TRUSTEES

Section 3.1. General Powers. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 3.2. Number, Tenure and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than three (3), nor more than fifteen (15), and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Trustees shall be elected by ballot at the annual meeting of Shareholders of the Trust or by written consent; provided, however, that if no annual meeting of the Shareholders is required to be held pursuant to Section 2 of Article II of these Bylaws, Trustees shall be elected in accordance the Trust Instrument.

Section 3.3. Regular Meetings. Regular meetings of the Board of Trustees may be held from time to time at such places and times as determined by the Board of Trustees, which may be by resolution without notice other than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the Board of Trustees or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without notice other than such resolution.

Section 3.5. Notice. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone or similar communications equipment, electronic mail, facsimile transmission, United States mail or courier to each Trustee at his or her business, residence or electronic mail address. Notice by personal delivery, telephone or similar communications equipment, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail or by courier shall be given at least three days prior to the meeting. Telephone notice or notice by similar communications equipment shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a communication to which the Trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.6. Quorum. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Trust Instrument or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

Section 3.7. Voting. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute or the Trust Instrument.

Section 3.8. Organization. At each meeting of the Board of Trustees, the chairman of the Board of Trustees or, in the absence of the chairman, the vice chairman of the Board of Trustees, if any, shall act as Chairman. In the absence of both the chairman and vice chairman of the Board of Trustees, a Trustee chosen by a majority of the Trustees present or in the absence of such Trustee, the chief executive officer or in the absence of the chief executive officer, the treasurer or in the absence of the treasurer, shall act as Chairman. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the Chairman, shall act as Secretary of the meeting.

Section 3.9. Meetings by Remote Communication. Subject to the provisions of the 1940 Act, Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.10. Written Consent by Trustees. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing, or by electronic transmission to such action is signed by a majority of the Trustees and such written consent or electronic transmission is filed with the minutes of proceedings of the Board of Trustees in the same form as the minutes are maintained.

Section 3.11. Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Any vacancy on the Board of Trustees for any cause other than an increase in the number of Trustees shall be filled by a majority of the remaining Trustees, even if such majority is less than a quorum. Any vacancy in the number of Trustees created by an increase in the number of Trustees may be filled by a majority vote of the entire Board of Trustees. Any individual so elected as Trustee shall serve for life (or until the attainment of any mandatory retirement age or term limits established by a majority of the Trustees) or until his or her successor is elected and qualifies unless earlier resignation or removal.

Section 3.12. Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 3.13. Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or Shares have been deposited.

Section 3.14. Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.15. Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 3.16. Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Trust.

ARTICLE IV

COMMITTEES

Section 4.1. Number, Tenure and Qualifications. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 4.2. Powers. The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees, except as prohibited by applicable law.

Section 4.3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

Section 4.4. Meetings by Remote Communication. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5. Written Consent by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing, or by electronic transmission, to such action is signed by a majority of the members of the committee and such written consent or electronic transmission is filed with the minutes of proceedings of such committee.

Section 4.6. Vacancies. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Trustees, the members of the committee shall have the power to fill any vacancies on the committee for purposes of a specific meeting.

ARTICLE V

OFFICERS

Section 5.1. General Provisions. The officers of the Trust shall include a president, a secretary and a treasurer. . In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2. Removal and Resignation. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the chairman of the Board of Trustees, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3. Vacancies. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5.4. Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1. Contracts. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when authorized or ratified by action of the Board of Trustees and executed by an authorized person.
Section 6.2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust as shall from time to time be determined by the Board of Trustees.

Section 6.3. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VII

SHARES

Section 7.1. Treatment of Holders of Record. The Trust shall be entitled to treat the holder of record of any Share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.2. Closing of Transfer Books or Fixing of Record Date. The Board of Trustees may set, in advance, a record date for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or determining Shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the Share transfer books shall be closed for a stated period but not longer than 20 days. If the Share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the Share transfer books are not closed for the determination of Shareholders, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the transfer books and the stated period of closing has expired, in which case a new record date shall be determined as set forth herein.

Section 7.3. Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate Share ledger containing the name and address of each Shareholder and the number of Shares of each class held by such Shareholder.

Section 7.4. Fractional Shares; Issuance of Units. The Board of Trustees may issue fractional Shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Trust Instrument or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal years of the series of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.1. Authorization. Dividends and other distributions upon the Shares may be authorized by the Board of Trustees, subject to the provisions of law and the Trust Instrument. Dividends and other distributions may be paid in cash, property or Shares, subject to the provisions of law and the Trust Instrument.

Section 9.2. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Trust Instrument, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 11.1. Seal. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its incorporation and the words “Incorporated in Delaware.”“ The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.2. Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Trust Instrument or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.